Explanatory Note

Gourmet Renee LLC has prepared this Form 1-A solely for the purpose of filing Exhibit 8.1.

PART III-EXHIBITS

Index to Exhibits

2.1	Gourmet Renee LLC Articles of Organization*
2.2	Gourmet Renee LLC Operating Agreement*
4.1	Subscription Agreement*
6.1	Promissory Note between Gourmet Renee LLC and Center Bank*
6.2	Lease Agreement between Gourmet Renee LLC and High Hope & Luck Lu, LLC*
8.1	Impoundment Agreement between Gourmet Renee LLC and Home Savings Bank
11.1	Consent Form of Alex Clemens*
12.1	Opinion of Graydon Head & Ritchey LLP*

* Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ludlow, KY, on June 17, 2016.

Gourmet Renee LLC dba Bircus Brewing Co.

By Paul H. Miller, Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Paul Miller	6/17/16
	Paul H. Miller	Date
Manager